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                                                                    EXHIBIT 23.1


                                  [LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated October 19, 1995 on the consolidated financial statements of Super Food Services, Inc. (the Company), incorporated by reference in the Nash-Finch Company Form 8-K/A File No. 0-785, and into Nash-Finch Company's previously filed Registration Statement File Nos; 33-64313 and 33-54487. It should be noted that we have not audited any financial statements of the Company as of any date or for any period subsequent to August 26, 1995.

                                                   /s/ ARTHUR ANDERSEN LLP


Cincinnati, Ohio
January 31, 1997